SEVENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This seventh amendment (this “Amendment”) to the ETF Distribution Agreement dated June 7, 2017 (the “Agreement”), is entered into on November 3, 2020 by and between Listed Funds Trust (f/k/a Active Weighting Funds ETF Trust) (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of November 3, 2020 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of five Funds, the removal of one Fund, and update of Fund names; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto reflecting the addition of Horizon Kinetics Inflation Beneficiaries ETF, Changebridge Capital Long Short Equity ETF, Changebridge Capital Sustainable Equity ETF, Overlay Shares Hedged Large Cap Equity ETF, Overlay Shares Short-Term Bond ETF, and the removal of EventShares U.S. Legislative Opportunities ETF, and an update to the name of TrueShares Technology, AI & Deep Learning ETF.
3.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.
4.This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.
IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Gregory Bakken	By:	/s/ Mark Fairbanks
Name:	Gregory Bakken	Name:	Mark Fairbanks
Title:	President	Title:	Vice President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of November 3, 2020

FUNDS

Roundhill BITKRAFT Esports & Digital Entertainment ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF
TrueShares Technology, AI & Deep Learning ETF
TrueShares ESG Active Opportunities ETF
Roundhill Sports Betting & iGaming ETF
TrueShares Structured Outcome July ETF
TrueShares Structured Outcome August ETF
TrueShares Structured Outcome September ETF
TrueShares Structured Outcome October ETF
TrueShares Structured Outcome November ETF
TrueShares Structured Outcome December ETF
TrueShares Structured Outcome January ETF
TrueShares Structured Outcome February ETF
TrueShares Structured Outcome March ETF
TrueShares Structured Outcome April ETF
TrueShares Structured Outcome May ETF
TrueShares Structured Outcome June ETF
Horizon Kinetics Inflation Beneficiaries ETF
Changebridge Capital Long Short Equity ETF
Changebridge Capital Sustainable Equity ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Short-Term Bond ETF